Exhibit 10.18

NEITHER THIS SECURITY NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. NEITHER THIS SECURITY NOR THE SHARES OF STOCK ISSUED UPON EXERCISE HEREOF MAY BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND EXEMPTION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS AND, IF REQUESTED BY THE COMPANY, DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY OR SUCH SHARES IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID. THE TRANSFER OF THIS SECURITY AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF ARE ALSO RESTRICTED BY THIS AGREEMENT.

DIAMETRICS MEDICAL, INC.

STOCK OPTION AGREEMENT

PURSUANT TO 2006 INCENTIVE COMPENSATION PLAN

Ocean Park Advisors, LLC (the “Optionee”) is hereby granted an option (the “Option”) to purchase shares of the Common Stock of Diametrics Medical, Inc., a Minnesota corporation (the “Company”) pursuant to this Stock Option Agreement (this “Agreement”) and the Company’s 2006 Incentive Compensation Stock Option Plan (as amended, the “Plan”), the provisions of which are incorporated herein by reference.

1. TERMS OF GRANT.

“Date of Option Grant” means September 20, 2006.

“Option Shares” means 2,069,109 shares of Common Stock; $1.00 per share, of the Company.

“Exercise Price” means $0.7587 per share of Common Stock

“Vesting Date” means the later of (x) the first date that the closing sale price of the Company’s Common Stock on the OTC Bulletin Board, the NASDAQ Stock Market, the New York Stock Exchange, the American Stock Exchange or any other established United States stock exchange is greater than $1.33 per share and (y) the date of approval by the shareholders of the Company of either (i) an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue or (ii) the merger of the Company into a wholly owned subsidiary of the Company incorporated in the State of Delaware, in either case resulting in a sufficient number of authorized but unissued shares of Common Stock issuable upon exercise of this Option.

“Option Expiration Date” means September 20, 2011.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	TAX CONSEQUENCES.

The Option is intended to constitute an “incentive stock option” as that term is used in Code Section 422. To the extent that the aggregate fair market value (determined at the time of grant) of Option Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year under all plans of the Company and its subsidiaries exceeds $100,000, the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options. It should be understood that there is no assurance that the Option will, in fact, be treated as an incentive stock option. The Optionee should consult with the Optionee’s own tax advisor regarding the tax effects of this Option (and any requirements necessary to obtain favorable income tax treatment under Code Section 422, including, but not limited to, holding period requirements). If the Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 3, the Optionee may designate which portion of such Option the Optionee is exercising.

4. EXERCISE OF THE OPTION.

4.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable in full on and after the Vesting Date and prior to the termination of the Option (as provided in Section 6).

4.2 Method of Exercise. Exercise of the Option shall be by written notice to the Company in the form of Exhibit A and Exhibit B hereto. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Executive Officer of the Company, or other authorized representative of the Company, prior to the termination of the Option as set forth in Section 6, accompanied by full payment of the aggregate Exercise Price for the number of Option Shares being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such written notice and the aggregate Exercise Price.

4.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of Option Shares for which the Option is being exercised shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company of whole Option Shares owned by the Optionee having a Fair Market Value not less than the aggregate Exercise Price (iii) by retention by the Company of that number of Options Shares (the “Retained Shares”) having an aggregate Fair Market Value on the date of exercise equal to the aggregate exercise price for all Option Shares for which the Option is being exercised, so that the Optionee receives the number of Option Shares for which the Option is exercised less the Retained Shares or (iv) by any combination of the foregoing. If the Retained Shares include a fractional share, the Retained Shares will be rounded up to the nearest whole share.

(b) Limitations on Forms of Consideration. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company of Option Shares to the extent such tender, or attestation to the ownership, of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. The Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

4.4 Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any

Option Shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Company are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares.

4.5 Certificate Registration. The certificate for the Option Shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, the Optionee’s heirs.

4.6 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of Option Shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of Option Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5. NONTRANSFERABILITY OF THE OPTION AND OPTION SHARES.

The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

6. TERMINATION OF THE OPTION.

The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date or (b) the last date for exercising the Option following termination of the Optionee’s Service as described in Section 7.

7. EFFECT OF TERMINATION OF SERVICE.

7.1 Option Exercisability.

(a) Disability. If the Optionee’s employment with or service to the Company (“Service”) is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of three years after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. (NOTE: If an Incentive Stock Option is exercised more than three (3) months after the date on which the Optionee’s Service as an Employee terminated as a result of a Disability other than a permanent and total disability as defined in Section 22(e)(3) of the Code, the Option will be treated as a Nonstatutory Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

(b) Death. If the Optionee’s Service is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’ s death at any time prior to the expiration of three years after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within thirty (30) days after the Optionee’s termination of Service (other than for Cause).

(c) Cause. If the Optionee’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

(d) Other Termination of Service. If the Optionee’s Service terminates for any reason, except Disability, death or for Cause, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee within three years (or such other longer period of time as determined by the Board, in its sole discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

7.2 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until thirty (30) days after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee’s own tax advisor as to the tax consequences of any such delayed exercise.

7.3 Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee’s own tax advisor as to the tax consequences of any such delayed exercise.

8. RIGHTS AS A STOCKHOLDER, EMPLOYEE OR CONSULTANT.

The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued. Nothing in this Agreement shall confer upon the Optionee any right to continue in Optionee’s Service or interfere in any way with any right of the Company to terminate the Optionee’s Service at any time.

9. NOTICE OF SALES UPON DISQUALIFYING DISPOSITION.

If the Option is an Incentive Stock Option, the Optionee shall comply with the provisions of this Section 9. The Optionee shall promptly notify the Chief Financial Officer of the Company if the Optionee disposes of any of the shares acquired pursuant to the Option within one (1) year after the date of the Optionee exercises all or part of the Option or within two (2) years after the Date of Grant. Until such time as the Optionee disposes of such shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, the Optionee shall hold all shares acquired pursuant to the Option in the Optionee’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

10. LEGENDS.

The Company may at any time place legends referencing the this Agreement and any applicable federal, state or foreign securities law restrictions on all certificates representing Option Shares subject to the provisions of this Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing Option Shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section 10. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

10.1 “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

10.2 “THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, MORTGAGE, HYPOTHECATION, ENCUMBRANCE, GIFT OR OTHER DISPOSITION OF SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY A STOCK OPTION AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.”

10.3 If Option Shares are issued with respect to an Incentive Stock Option: “THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE COMPANY TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“ISO”).”

11. REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE.

11.1 Optionee hereby confirms, that this Option is and the Option Shares will be acquired for investment for the Optionee’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Optionee has no present intention of selling, granting any participation in, or otherwise distributing such Option Shares. Optionee further represents that he does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to any Person, with respect to this Option or any of the Option Shares.

11.2 Optionee has had an opportunity to ask questions of and receive answers from the Company regarding business, management and financial affairs of the Company and the terms and conditions of the offering of the this Option and the Option Shares.

11.3 Optionee understands that this Option is and the Option Shares not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Optionee’s representations as expressed herein. Optionee understands that this Option is and the Option Shares are “restricted securities” under applicable federal and state securities laws and that, pursuant to these laws, the Optionee must hold this Option is and the Option Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Optionee acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Option and the Option Shares, and on requirements relating to the Company that are outside of the Optionee’s control, and which the Company is under no obligation and may not be able to satisfy.

11.4 Optionee is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

12. RESTRICTIONS ON TRANSFER OF SHARES.

No shares acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Optionee), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Option Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

13. BINDING EFFECT.

Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

14. TERMINATION OR AMENDMENT.

The Board may terminate or amend the Plan or the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation or is required to enable the Option designated as an Incentive Stock Option in Section 1 to qualify as an Incentive Stock Option. No amendment or addition to this Agreement shall be effective unless in writing.

15. NOTICES.

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address set forth below or at such other address as such party may designate in writing from time to time to the other party.

16. INTEGRATED AGREEMENT.

This Agreement and the Plan constitute the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein and therein and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Agreement shall survive any exercise of the Option and shall remain in full force and effect.

17. APPLICABLE LAW.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, or if the Company is reincorporated in another state by merger or otherwise, the laws of such other state, and construed in accordance therewith without giving effect to principles of conflicts of law.

[Signature Page Follows]

By their signatures below, the parties hereto agree that the Option is governed by the terms and conditions of the Plan as in effect on the Date of Option Grant, which is attached hereto. The Optionee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the provisions contained therein, and hereby accepts the Option subject to all of the terms and conditions thereof.

OCEAN PARK ADVISORS, LLC		DIAMETRICS MEDICAL, INC.

By:	/s/ W. Bruce Comer III	By:	/s/ Paul A. Galleberg
Name:	W. Bruce Comer III	Name:	Paul A. Galleberg
Title:	Chief Executive Officer	Title:	Director

Address:		Address:
5710 Crescent Park East., Suite 334		6033 West Century Blvd., Suite 850
Playa Vista, CA 90094		Los Angeles, CA 90045

Attachment:        2006 Incentive Compensation Plan

EXHIBIT A

OPTION EXERCISE NOTICE

Diametrics Medical, Inc.

6033 West Century Blvd., Suite 850

Los Angeles, CA 90045

Attn: Secretary

Ladies and Gentlemen:

This constitutes notice that, as of the date this notice and payment of the exercise price is received by the Secretary of Diametrics Medical, Inc. (the “Company”), the Optionee is electing to exercise the stock option granted under Company’s 2006 Incentive Compensation Plan (the “Plan”) and identified below, and to purchase the number of shares for the price set forth below:

Grant Date of stock option:	______________________________________

If both incentive stock options and nonstatutory stock options were granted to the Participant on that date, indicate type of option being exercised:	Incentive Stock Option Non-qualified Stock Option

Number of shares as to which option is exercised:	_______________

Stock certificate to be issued in name of:	______________________________________

Total exercise price:	$

Cash payment delivered with this election:	$

Principal amount of promissory note delivered with this election:	$

Value of shares of common stock delivered with this election:[1]	$

1	This alternative applies only if shares meet the public trading requirements. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from the certificate.

By this exercise, the Participant agrees (i) to provide such additional documents as the Company may require pursuant to the terms of the Plan, and (ii) to provide for the payment to the Company (in the manner determined by the Company) of amounts required to satisfy the Company’s withholding obligation, if any, relating to this option exercise. The Participant also acknowledges having received, read and understood the Plan, and agrees to abide by and be bound by its terms and conditions.

Submitted by: OCEAN PARK ADVISORS, LLC	Accepted by: DIAMETRICS MEDICAL, INC.

By:
Signature

Its:
Print Name

Address: 5710 Crescent Park East., Suite 334 Playa Vista, CA 90094	Date Received:

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

[This form is to be completed at the time option is exercised,

unless stock is publicly traded at that time.]

Effective as of                      [insert date of option exercise] (the “Effective Date”), the undersigned (“Optionee”) has elected to purchase              shares of the Common Stock, par value $0.01 per share (the “Shares”), of Diametrics Medical, Inc., a Minnesota corporation (the “Company”) under and pursuant to the Company’s 2006 Incentive Compensation Plan (the “Plan”) and the Stock Option Agreement dated              [insert grant date of option] (the “Option Terms”). The Optionee hereby makes the following certifications, representations, warranties and agreements with respect to the purchase of the Shares:

The Optionee acknowledges that he or she is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Optionee represents and warrants to the Company that he or she is acquiring these Shares for investment for the Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

The Optionee further acknowledges that the Shares have not been registered under the Securities Act, are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act and qualified under any applicable state securities laws or an exemption from such registration and qualification is available. The Optionee further acknowledges that the Company is under no obligation to register the Shares.

The Optionee further acknowledges that he or she is familiar with the provisions of Rule 701 and Rule 144, which Rules, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. The Optionee understands that if the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Optionee will not be able to resell the Shares under Rule 701 (i) until at least ninety (90) days after the Company became subject to such reporting requirements (or any longer stand-off period, as discussed below, may require) and (ii) unless such resale satisfies those provisions of Rule 144 that are specified in Rule 701(g)(3). Even if the Company is not subject to such reporting requirements, the Shares may be resold in certain limited circumstances subject to satisfaction of all of the applicable provisions of Rule 144. The Optionee further acknowledges that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required in order to resell the Shares. The Optionee understands that no assurances can be given that any such registration will be made or any such exemption will be available in such event.

The Optionee further acknowledges and understands that all certificates representing any of the Shares shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting any other restrictions pursuant to the Company’s Articles of Incorporation, Bylaws, the Option Terms, the Plan and/or applicable securities laws.

The Optionee further agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, the Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period, or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (the “Market Standoff Period”), following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

The Optionee further acknowledge and agrees that the Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the representations, warranties, agreements or other provisions contained in this Notice of Exercise or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

OCEAN PARK ADVISORS, LLC

By:
Name:
Title:

2